UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 7, 2012

TBS INTERNATIONAL PLC
(Exact name of Registrant as Specified in its Charter)

Ireland	001-34599	98-0646151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

Block A1 East Point Business Park Fairview, Dublin 3, Ireland
(Address of principal executive offices)

+1 353(0) 1 618 0000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 7, 2012, TBS International plc (the "Company") received formal notification from The Nasdaq Stock Market Listing Qualifications Staff (the "Staff") stating that the Staff has determined that the Company's Class A Ordinary Shares (the "Shares") will be delisted from The Nasdaq Stock Market ("Nasdaq").  This determination was reached by the Staff under Listing Rules 5101, 5110(b) and IM-5101-1 following the Company's announcement on February 6, 2012 that the Company and certain of its subsidiaries filed a petition for protection under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York.  The Company's prepackaged plan of reorganization provides for the dissolution of the Company, the cancellation of all of the Shares and no distributions to the Company's existing equity holders.  The Company does not plan to appeal the Staff's determination to delist the Shares.  Accordingly, trading of the Shares will be suspended at the opening of business on February 16, 2012, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the "SEC"), which will remove the Shares from listing and registration on Nasdaq.

The Shares will not initially be tradable through the OTC Bulletin Board or in the "Pink Sheets."  The Shares may in the future become eligible to trade through such services but only if a market maker makes application to quote the Shares in accordance with SEC Rule 15c2-11, and such application (a "Form 211") is cleared.  Only a market maker, not the Company, may file a Form 211.  The Company cannot assure any holder of the Shares that the Shares will become eligible to trade through such services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TBS INTERNATIONAL PLC
Date: February 10, 2012	By:	/s/ Ferdinand V. Lepere
		Name:	Ferdinand V. Lepere
		Title:	Senior Executive Vice President and Chief Financial Officer